UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016

 CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

106 Allen Road, 4th Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On August 9, 2016, Caladrius Biosciences, Inc. (the "Company") issued a press release in connection with its 2016 Second Quarter Financial Results. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2016, Dr. Douglas W. Losordo entered into an employment agreement (the “Employment Agreement”) by and between Dr. Losordo and the Company, confirming the terms and conditions of his current employment. Dr. Losordo currently serves as Senior Vice President, Clinical, Medical and Regulatory Affairs and Chief Medical Officer of the Company.
Under the terms of the Employment Agreement, Dr. Losordo will continue to be employed as the Company’s Senior Vice President, Clinical, Medical and Regulatory Affairs and Chief Medical Officer. Pursuant to the Employment Agreement, among other things:

•	The Company will pay Dr. Losordo an annual base salary of $417,960.

•
Dr. Losordo will be eligible to receive an annual cash bonus for each full calendar year during the term of the Employment Agreement. His target annual bonus will be 30% of his base salary based on defined goals and objectives to be determined and at the discretion of management.

•	Dr. Losordo will be entitled to reimbursement up to a total of $10,000 annually for Supplemental Term Life Insurance and/or Supplemental Long Term Disability coverage

•	Dr. Losordo will be entitled to severance in the amount of six months current base salary and benefits continuation should the Company terminate employment without cause.

•
In the event of a "double-trigger" change in control (as such term is defined in the Employment Agreement) where Dr. Losordo is terminated or his position is reduced within two years after such change of control, Dr. Losordo will be entitled to 12 months of his base salary, 100% of his target annual bonus and12 months of health benefits.

The above summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of August 9, 2016, by and between Caladrius Biosciences, Inc. and Douglas W. Losordo, MD
99.1	Press release, dated August 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By:	/s/ David J. Mazzo
Name:	David J. Mazzo, PhD
Title:	Chief Executive Officer

Dated:    August 9, 2016